FOR IMMEDIATE RELEASE
---------------------

                                                                                      Media Contact: (626) 302-1033
                                                                                                     WWW.EDISON.COM
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                             Edison International Reports 2003 Financial Results - Part I

        ROSEMEAD, Calif., February 26, 2004 -- For 2003, Edison International (NYSE: EIX) recorded total consolidated earnings of $821 million or $2.52 per share.  In 2002, the company earned $1.1 billion or $3.31 per share, including a gain of $480 million related to a regulatory decision on Southern California Edison's (SCE)
utility-retained generation (URG). Excluding this one-time 2002 gain, EIX's earnings from continuing operations in
2003 increased $124 million over 2002.

        "During 2003, the company achieved each of its principal goals for the year.  That strong performance allowed us to improve financial strength across the entire company, reduce customer rates to better serve our customers at
Southern California Edison and to declare, after a three-year absence, a dividend to our common stock shareholders,"
commented John E. Bryson, Chairman, Edison International.

        Major factors contributing to the increase of $124 million over the prior year included the resolution of significant regulatory proceedings at SCE, the impact of higher U.S. wholesale energy prices on Edison Mission
Energy (EME), increased generation from EME's Homer City plant and the absence of write-offs incurred in 2002 at
EME.  These positive impacts to earnings were partially offset in 2003 by asset impairment charges at EME.

        EIX consolidated earnings for 2003 also included a gain on an SCE asset sale and related operating earnings totaling $50 million reported in discontinued operations, and charges of $9 million for the cumulative effect of a change in accounting principles at EME.

2003 EARNINGS DETAIL

Earnings from Continuing Operations
-----------------------------------

        Excluding the $480 million gain in 2002, SCE's earnings from continuing operations were $872 million in 2003, compared to $748 million in 2002.  The $124 million increase results from the net effect of the resolution of several regulatory proceedings in 2002 and 2003.  The 2003 proceedings include the California Public Utilities Commission's
(CPUC) decision on the allocation of certain costs between state and federal regulatory jurisdictions, tax impacts from the Federal Energy Regulatory Commission (FERC) rate case, and the final disposition of the Procurement Related
Obligations Account (PROACT) which had been created to record the recovery of SCE's procurement-related obligations.
The positive effects of these factors on 2003 earnings were partially offset by the implementation in 2002 of the
CPUC's URG decision and

                                                                -more-

performance-based ratemaking (PBR) rewards received in 2002.  SCE's results also included higher depreciation expense and lower net interest income, partially offset by higher FERC and PBR revenue.

        EME's earnings from continuing operations in 2003 were $28 million compared to $82 million in 2002.  The decrease in earnings was primarily due to the asset impairment charge of $150 million, after tax, for Midwest
Generation's peaking facilities and a reduction in capacity revenue for the Illinois power plants and a $32 million, after tax, asset impairment charge related to EME's investment in the Brooklyn Navy Yard project, partially offset by higher U.S. wholesale energy prices, increased generation from the Homer City plant and other net charges in 2002.  These net charges, after tax, include write-offs totaling $66 million related to the cancellation of turbine orders, the suspension of the Powerton SCR project, and the impairment of goodwill and a
$27 million loss from a settlement agreement that terminated the obligation to build additional generation in
Chicago; partially offset by a gain of $43 million from the settlement of a post-retirement employee benefit liability.  EME's 2003 earnings included increased profitability from its interest in the Paiton project in
Indonesia and its interest in the Sunrise project which commenced operation of Phase II in June 2003.  These favorable items together with higher profitability from Contact Energy were partially offset by lower state tax benefits.

        Earnings from continuing operations for Edison Capital were $57 million in 2003 compared with $33 million in 2002.  The increase in earnings was primarily the result of the write-off in 2002 of an investment in aircraft leases with United Airlines totaling $34 million, after-tax, partially offset by a maturing investment portfolio which produces lower income.

        The 2003-loss at Mission Energy Holding Company (MEHC) increased by $4 million due to lower interest income and higher consulting fees.  The loss for "EIX parent company and other" decreased $34 million primarily from charges in 2002 associated with businesses the company exited.

Earnings (Loss) from Discontinued Operations
--------------------------------------------

        Earnings from discontinued operations in 2003 were $51 million, including a $44 million, after-tax, gain on the sale of SCE's fuel oil pipeline business.  The 2002 loss from discontinued operations primarily represents the one-time asset impairment charge of $77 million, after-tax, resulting from EME's Lakeland project being placed into administrative receivership in the U.K., offset by $22 million, in 2002 operating results from the
Lakeland project.  The results from discontinued operations also included the settlement of minor items related to the sale of EME's Fiddler's Ferry and Ferrybridge plants and certain Edison Enterprises subsidiaries in 2001.

Changes in Accounting Principles
--------------------------------

        EME recorded a $9 million charge for the cumulative effect of a change in accounting principle for asset retirement obligations.  Because SCE follows accounting principles for rate-regulated enterprises, implementation of the asset retirement standard did not affect its earnings.

                                                      -more-

        In accordance with a new accounting standard for variable interest entities, EIX had previously reported that it would consolidate EME's Brooklyn Navy Yard project and certain Edison Capital projects effective October
1, 2003.  The Financial Accounting Standards Board issued revised guidance in December 2003 that allowed delayed implementation of certain portions of this standard.  As EIX continues to evaluate the impact of this standard, it delayed implementation until the first quarter of 2004.  As a result of this delay in implementation and EME's
December 2003 agreement to sell its interest in the Brooklyn Navy Yard project, EME recorded a $32 million, after tax, impairment charge, recorded in continuing operations.

                                                                 Year Ended December 31,
Earnings (Loss) Per Share (Unaudited)                              2003                 2002         Change
-------------------------------------                           -------------------------------------------------
  Southern California Edison                                         $2.68               $2.30             $0.38
  Edison Mission Energy                                               0.08                0.26            (0.18)
  Edison Capital                                                      0.17                0.10              0.07
  Mission Energy Holding Co.                                        (0.30)              (0.29)            (0.01)
  EIX parent company and other                                      (0.24)              (0.35)              0.11
-----------------------------------------------------------------------------------------------------------------
Edison International Core Earnings                                    2.39                2.02              0.37
-----------------------------------------------------------------------------------------------------------------

  SCE implementation of URG decision                                    --                1.47            (1.47)
-----------------------------------------------------------------------------------------------------------------
EIX Consol. Earnings from Continuing Ops.                             2.39                3.49            (1.10)
=================================================================================================================

Earnings (Loss) from Discontinued Ops.
  SCE's Fuel Oil Pipeline and Storage Business                        0.15                  --              0.15
  EME's Lakeland & FFF Projects                                       0.01              (0.18)              0.19
-----------------------------------------------------------------------------------------------------------------
EIX Consol. Earnings (Loss) from Discontinued Ops.                    0.16              (0.18)              0.34
=================================================================================================================

Changes in Accounting Principles
  Edison Mission Energy                                             (0.03)                  --            (0.03)
-----------------------------------------------------------------------------------------------------------------
EIX Consolidated Changes in Accounting Principles                   (0.03)                  --            (0.03)
=================================================================================================================

Total EIX Consolidated Earnings                                      $2.52               $3.31           $(0.79)
=================================================================================================================

                                                     - more -

                                                                 Year Ended December 31,
Earnings (Loss) (in millions) (Unaudited)                             2003               2002        Change
-----------------------------------------                       -------------------------------------------------
  Southern California Edison                                           $872               $748              $124
  Edison Mission Energy                                                  28                 82              (54)
  Edison Capital                                                         57                 33                24
  Mission Energy Holding Co.                                           (98)               (94)               (4)
  EIX parent company and other                                         (80)              (114)                34
-----------------------------------------------------------------------------------------------------------------
Edison International Core Earnings                                      779                655               124
-----------------------------------------------------------------------------------------------------------------

  SCE implementation of URG decision                                     --                480             (480)
-----------------------------------------------------------------------------------------------------------------
EIX Consol. Earnings from Continuing Ops.                               779              1,135             (356)
=================================================================================================================

Earnings (Loss) from Discontinued Ops.
  SCE's Fuel Oil Pipeline and Storage Business                           50                 --                50
  EME's Lakeland & FFF Projects                                           1               (57)                58
  Edison Enterprises Companies                                           --                (1)                 1
-----------------------------------------------------------------------------------------------------------------
EIX Consol. Earnings (Loss) from Discontinued Ops.                       51               (58)               109
=================================================================================================================

Changes in Accounting Principles
  Edison Mission Energy                                                 (9)                 --               (9)
-----------------------------------------------------------------------------------------------------------------
EIX Consolidated Changes in Accounting Principles                       (9)                 --               (9)
=================================================================================================================

Total EIX Consolidated Earnings                                        $821             $1,077            $(256)
=================================================================================================================

2003 FOURTH QUARTER EARNINGS DETAIL

        For the fourth quarter of 2003, EIX recorded earnings of $197 million, or $0.60 per share compared to a loss of $24 million or $0.07 per share in the fourth quarter of 2002.  EIX's fourth quarter 2003 earnings from continuing operations were $194 million, or $0.59 per share, compared to $56 million, or $0.18 per share in
2002.  The improvement in 2003 earnings was primarily due to the resolution of regulatory issues combined with lower operating and maintenance expenses in 2003 at SCE, improved plant performance at some of EME's foreign plants, the absence of Edison Capital's 2002 write-off of an airline lease and EME's 2002 loss from discontinued
operations.

Earnings from Continuing Operations
-----------------------------------

        SCE's earnings from continuing operations in the fourth quarter of 2003 were $222 million, up $69 million from the same period last year.  The increase is primarily due to the tax impact from the FERC rate case combined with lower operating and maintenance expenses, partially offset by PBR rewards and qualifying facilities incentives received in 2002.

        EME broke even on a continuing operations basis in the fourth quarter of 2003 compared to a loss from continuing operations of $13 million in 2002.  The improved results are due in part to higher profitability from the Paiton and First Hydro plants and higher U.S. wholesale energy prices, partially offset by an asset impairment charge of $32 million related to EME's investment in the Brooklyn Navy Yard project.  The fourth quarter of 2002 included a gain of $43 million from the settlement of a post-retirement employee benefit liability; partially offset by a $27 million loss from a settlement agreement that terminated the obligation to build additional generation in Chicago.  EME's earnings are seasonal with higher earnings expected during the summer months.

                                                      -more-

        Edison Capital had earnings from continuing operations of $16 million in the fourth quarter of 2003 compared to a loss of $25 million in the fourth quarter of 2002.  The increase in earnings was mainly the result of the write-off in 2002 of an investment in aircraft leases with United Airlines totaling $34 million, after tax.

        The loss at MEHC increased due to lower interest income.  The loss for "EIX's parent company and other"
decreased by $16 million primarily due to charges associated with businesses the company exited in 2002.

Earnings (Loss) from Discontinued Operations
--------------------------------------------

        The loss in the fourth quarter of 2002 from discontinued operations primarily reflects the one-time asset impairment charge of $77 million, after-tax, in the fourth quarter of 2002, resulting from EME's Lakeland project being placed into administrative receivership in the U.K.  The results from discontinued operations also include the settlement of minor items related to the sale of EME's Fiddler's Ferry and Ferrybridge plants and certain
Edison Enterprises subsidiaries in 2001.

                                                                Quarter Ended December 31,
Earnings (Loss) Per Share (Unaudited)                                   2003              2002       Change
-------------------------------------                           ------------------------------------------------
  Southern California Edison                                            $0.68            $0.47            $0.21
  Edison Mission Energy                                                    --           (0.04)             0.04
  Edison Capital                                                         0.05           (0.08)             0.13
  Mission Energy Holding Co.                                           (0.08)           (0.07)           (0.01)
  EIX parent company and other                                         (0.06)           (0.10)             0.04
----------------------------------------------------------------------------------------------------------------
EIX Core Earnings -
EIX Consol. Earnings from Continuing Operations                          0.59             0.18             0.41
----------------------------------------------------------------------------------------------------------------

Earnings (Loss) from Discontinued Ops.
  EME's FFF & Lakeland Projects                                          0.01           (0.24)             0.25
  Edison Enterprises                                                       --           (0.01)             0.01
----------------------------------------------------------------------------------------------------------------
EIX Consol. Earnings (Loss) from Discontinued Ops.                       0.01           (0.25)             0.26
----------------------------------------------------------------------------------------------------------------

Total EIX Consolidated Earnings (Loss)                                  $0.60          $(0.07)            $0.67
================================================================================================================

                                                                Quarter Ended December 31,
Earnings (Loss) (in millions) (Unaudited)                               2003              2002       Change
-----------------------------------------                       -----------------------------------------------------

  Southern California Edison                                             $222             $153               $69
  Edison Mission Energy                                                    --             (13)                13
  Edison Capital                                                           16             (25)                41
  Mission Energy Holding Co.                                             (25)             (24)               (1)
  EIX parent company and other                                           (19)             (35)                16
-----------------------------------------------------------------------------------------------------------------
EIX Core Earnings -
EIX Consol. Earnings from Continuing Ops.                                 194               56               138
-----------------------------------------------------------------------------------------------------------------
=================================================================================================================

Earnings (Loss) from Discontinued Ops.
  EME's FFF & Lakeland Projects                                             3             (78)                81
  Edison Enterprises Companies                                             --              (2)                 2
-----------------------------------------------------------------------------------------------------------------
EIX Consol. Earnings (Loss) from Discontinued Ops.                          3             (80)                83
=================================================================================================================

Total EIX Consolidated Earnings (Loss)                                   $197            $(24)              $221
=================================================================================================================

                                                      -more-

                                    Reminder: EIX to Hold Conference Call Today

        Today, EIX will hold a conference call to discuss its 2003 financial results at 8:00 a.m. PST.  Although two-way participation in the telephone call is limited to financial analysts and investors, all other interested parties are invited to participate in a "listen-only mode" through a simultaneous webcast on the company's Web site at www.edisoninvestor.com.  Additional financial and statistical information, if any, presented during the call also will be made available on the Web site.  The domestic call-in number is (800) 356-8584 and the Call ID#
is 9700.

                                                        ###

        Based in Rosemead, Calif., Edison International is the parent company of Southern California Edison,
Edison Mission Energy and Edison Capital.